Exhibit 99.2

11500 Ash Street

Leawood, Kansas 66211

November 6, 2017

CFO Commentary on

Third Quarter 2017 Financial Results

Financial Information

Reconciliations and definitions of non-GAAP financial measures (Adjusted EBITDA, Adjusted EBITDA Margin) are provided in the financial schedules included below and in our financial tables that accompany our third quarter 2017 earnings press release issued November 6, 2017 and available at http://investor.amctheatres.com.

Additional information detailing select unaudited pro forma financial data for the three-month and nine month  period ended September 30, 2016 and September 30, 2017 is included below in this CFO commentary which has been published in the investor relations section of AMC’s website located at http://investor.amctheatres.com and furnished with the SEC on Form 8-K dated November 6, 2017.  The Company believes the pro forma information provides a more comparable view of its results relative to prior periods. The select unaudited pro forma data for the periods combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon, Carmike and Nordic have been adjusted to comply with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), including the effects of purchase accounting adjustments. The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice (“UK GAAP”) has been modified in order to align with the presentation used by AMC under U.S. GAAP.  The classification of certain items presented by Nordic under International Financial Reporting Standards (“IFRS”) has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon and Nordic have also been translated to U.S. Dollars. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Please refer to the August 1, 2017 and August 4, 2017, Form 8-K’s for additional information on pro forma financial statement adjustments.

Conference Call

The Company will host a conference call on Monday, November 6, 2017, at 4:00 p.m. CST/5:00 p.m. EST to review results for the third quarter ended September 30, 2017.

To listen to the call, please dial (877) 407-3982 in the U.S. or (201) 493-6780 outside the U.S. You may also listen to the conference call via the internet by visiting the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register and/or download and install any necessary audio software.

Third quarter ended September 30, 2017

U.S. Industry Box Office: With fewer wide releases and difficult comparisons from “Suicide Squad” and “Secret Life of Pets” in the year ago quarter, the North American industry box office experienced its first sub $4 billion summer in more than a decade.  However, after a weak July and a particularly weak August, the quarter rebounded somewhat in September with the surprise hit, “IT”, which drove September to the strongest ever on record.  Nonetheless the North American industry box office declined approximately 14% for the third quarter compared to last year.

The top ten titles of the third quarter totaled 3.6%  more of total box office than the year ago period, so it was a lack of depth and breadth in the medium and smaller titles which impacted the quarter the most.

   Consolidated Results

Compared to the third quarter of 2016, consolidated admissions revenues for the quarter increased 51.7% to $753.5 million while food and beverage revenues grew 45.2% to $361.4 million and other theatre revenues grew 87.1% to $63.8 million.  Consolidated total revenues grew 51.2% in the third quarter to $1,178.7 million. The increase in revenue was primarily due to the acquisitions of Odeon in November 2016, Carmike in December 2016, and Nordic in March 2017.

Consolidated net earnings for the third quarter declined $73.1 million to a loss of $42.7 million compared to the same quarter a year ago. Consolidated net earnings margin for the third quarter was (3.6%) compared to 3.9% in the third quarter of 2016. Included in the net loss for the third quarter of 2017 is a $21 million loss on sale of common stock of National CineMedia, LLC (NASDAQ: NCMI) (“NCM”), and an additional $44.7 million of interest expense related to our acquisitions as compared to the same quarter a year ago.

Consolidated diluted earnings per share (“diluted EPS”) decreased $0.64 to a loss of $0.33 per share compared to earnings of $0.31 per share for the same period a year ago.  Average diluted shares outstanding in the third quarter of 2017 increased approximately 33.5% compared to the third quarter last year.

Consolidated Adjusted EBITDA for the third quarter grew 2.1% to $147.4 million and Adjusted EBITDA margin declined to 12.5% from 18.5% compared to the year ago period.

2017 Consolidated Pro Forma Results vs. 2016 Consolidated Pro Forma Results

To provide greater transparency and more relevant year-over-year comparisons, we have included pro forma financial data in the tables section of this CFO commentary. The select unaudited pro forma data for the quarters ended September 30, 2016 and September 30, 2017 combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated. Please refer to the August 1, 2017 and August 4, 2017 Form 8-K’s for additional information on pro forma financial statement adjustments.

The exchange rates used to calculate constant currency were the same for both the three months ended September 30, 2017 and September 30, 2016, so there is no effect given for changes in currency rates.

Compared to the pro forma third quarter of 2016, pro forma third quarter 2017 consolidated total revenues decreased 9.8% and were comprised of a 10.1% decrease in admissions revenues, a 10.4% decrease in food and beverage revenues, and a 3.3% decrease in other theatre revenues.

Consolidated net loss for the third quarter increased $20.8 million to $38.6 million compared to the pro forma results in the same quarter last year.

Likewise, consolidated Adjusted EBITDA for the third quarter declined 31.3% to $147.4 million and Adjusted EBITDA margin decreased 390 basis points to 12.5% compared to the same proforma period a year ago.

2017 U.S. Segment Pro Forma Results vs. 2016 U.S. Segment Pro Forma Results

Compared to the pro forma U.S. segment third quarter of 2016, third quarter 2017 pro forma total U.S. revenues decreased 13.0% to $845.7 million and were comprised of a 13.2% decline in admissions revenue to $531.7 million (approximately 90 basis point industry outperformance), a 12.9% decrease in food and beverage revenues to $278.3 million, and a 11.0% decrease in other theatre revenues to $35.7 million.

Total U.S. attendance decreased 19.9% to 54.3 million while average ticket price for the quarter increased 8.4% to $9.80 compared to the pro forma results in the same quarter a year ago.   This growth in average ticket price is a result of increases in attendance for PLF and IMAX® premium formats and strategic price increases, which more than offset the average ticket price pressure from a decline in 3-D attendance in the third quarter.

Despite a 12.9% decline in U.S. food and beverage revenues, food and beverage revenue per patron increased 8.7% to $5.13 compared to the third quarter last year.  Over the course of the third quarter, we rolled out additional new Coke Freestyle machines, and introduced our new Feature Fare menu to nearly 200 additional theatres.  Due in part to the higher cost of food related to the Feature Fare menu, our U.S. food and beverage gross margin for the quarter decreased 130 basis points to 85.2%, however U.S. food and beverage gross profit per patron increased approximately 7.1%.

At quarter-end we operated 27 dine-in-theatres and served alcohol at 266 locations.

U.S. other revenue saw a 11.0% decrease to $35.7 million compared to the prior year’s pro forma quarter.  Contributing to the decline was a change in sales volume and estimated breakage for certain package tickets.

AMC’s U.S. film exhibition costs continue to be a bright spot, declining 16.8% to $269.2 million compared to last year’s pro forma results, representing 50.6% of admissions revenue, a 220-basis point improvement compared to last year.  These results are consistent with the film concentration of the top U.S. titles this year versus last year, and the conversion of the former Carmike theatre’s film rent terms to AMC’s terms.

Pro forma U.S. operating expenses for the quarter was nearly unchanged at $272.9 million compared to last year and represented 32.3% of revenues as compared to 28.0% in the same pro forma period a year ago.  U.S. operating expenses for the third quarter pro forma 2017 and pro forma 2016 period include $3.7 million and $7.7 million, respectively, of certain operating expenses that are excluded from our calculation of Adjusted EBITDA.  Excluding these costs from both periods, adjusted operating expenses for the third quarter increased 1.4% to $269.2 million, and represented 31.8% of revenues, a 450-basis point increase from the prior year proforma period.  We are disclosing adjusted operating expenses because we believe they are more indicative of our ongoing performance.  Contributing to the increase in operating expense was a higher proportion of fixed expenses, increases in strategic initiative start-up costs and minimum wage impacts.

Pro forma U.S. rent expense for the third quarter increased 2.1% to $148.2 million, on roughly the 1% more average screens. Rent per average screen increased approximately 1.3% compared to the pro forma quarter last year.

Pro forma U.S. depreciation and amortization increased 15.1% to $98.9 million in the third quarter compared to the same period last year, primarily due to additional capital expenditures during the first, second, and third quarters of 2017 and calendar year 2016.

Pro Forma U.S. net loss for the third quarter was $34.7 million compared to net earnings of $14.9 million in the same pro forma period a year ago. Negatively impacting third quarter 2017 U.S. net losses was the $21 million loss on sale of common stock of National CineMedia, Inc. (NASDAQ: NCMI) (“NCM”).

Pro forma U.S. Adjusted EBITDA for the quarter declined 38.5% to $107.6 million compared to the pro forma third quarter last year, as U.S. adjusted EBITDA margins decreased 530 basis points to 12.7%.

International Industry Box Office: The third quarter international box office also saw weakness in the countries served by Odeon and Nordic, but not to the same degree as the North American box office.

The industry box office was down approximately 4.3% in the countries served by Odeon and down approximately 11.6% in the countries served by Nordic.

2017 International Segment Results vs. 2016 International Segment Pro Forma Results

Compared to the pro forma third quarter of 2016, third quarter total international revenues decreased 0.6% to $333.0 million, and were comprised of a 1.6% decline in admissions revenue to $221.8 million, a 0.5% decline in food and beverage revenues to $83.1 million, and an 8.5% increase in other theatre revenues to $28.1 million.

Total International attendance decreased 8.5% to 25.2 million and average ticket price for the quarter increased 7.5% to $8.81.  Odeon’s strategic pricing increases and less promotional activity compared to last year’s quarter helped drive the increase in average ticket price.

International food and beverage revenue per patron increased 8.8% to $3.30 while International food and beverage gross margin for the quarter increased 220 basis points to 76.5%.

AMC’s International film exhibition costs for the quarter increased 0.9% to $95.6 million, representing 43.1% of admissions revenue and a 110 basis point increase compared to last year.  These results are consistent with the film concentration of the top International titles this year versus last year.

International operating expense for the quarter was down slightly to $110.3 million compared to last year and represented 33.1% of revenues as compared to 33.2% in the same pro forma period a year ago.

International rent expense for the third quarter declined 3.7% to $52.5 million, on roughly 1.5% fewer average screens.

International depreciation and amortization declined 8.6% to $36.3 million in the third quarter compared to the same period last year.

International net loss for the third quarter declined $28.8 million to a net loss of $3.9 million, compared to net losses of $32.7 million in the same pro forma period a year ago.  The third quarter of last year included other expense of $25.3 million related to foreign currency transaction losses on Odeon’s indebtedness.

International Adjusted EBITDA for the third quarter increased nearly 1% to $39.8 million compared to the pro forma third quarter last year.  International Adjusted EBITDA margins increased 20 basis points to 12.0%.  As we continue to integrate the Odeon circuit, deploy initiatives and manage expenses, we are confident that Adjusted EBITDA and Adjusted EBITDA margins will improve.

AMC Screens

During the third quarter of 2017, we opened two new theatres with a total of 22 screens, and acquired two theatres with 15 screens.  We permanently closed 21 screens, temporarily closed 176 screens and reopened 123 screens to implement our strategy and install consumer experience upgrades. As of September 30, 2017, we owned or operated 1,006 theatres with 11,046 screens across 15 countries.

Capital Expenditures

Total gross capital expenditures for the quarter ended September 30, 2017 totaled $149.7 million and after $33.6 million of landlord contributions yielded net capital expenditures of $116.1 million. Recliner renovations accounted for the majority of the capital expenditures in the third quarter.

We expect gross capital expenditures for 2017 to total approximately $500 million to $550 million, with landlords contributing approximately $100 million to $120 million, resulting in a net cash outlay of approximately $400 to $430 million.

Balance Sheet

With respect to the balance sheet, we finished the third quarter with $260.0 million in cash and cash equivalents and a total debt balance of approximately $4.96 billion, including capital and financing lease obligations.

As of September 30, 2017, we were in compliance with all debt covenants.

Dividend

Consistent with our plans to augment shareholder returns through the return of capital, AMC’s Board of Directors, at its regular board meeting on October 27, 2017, authorized the fifteenth consecutive quarterly dividend of $.20 per share, payable on December 18, 2017, to holders of record on December 4, 2017.

Since our IPO on December 18, 2013, AMC has returned nearly $296 million to shareholders in the form of dividends or dividend equivalents.

Share Repurchase Plan

On August 3, 2017, we announced that our Board of Directors had approved a $100 million share repurchase program to repurchase our Class A common stock over a two-year period.

Repurchases may be made at management's discretion from time to time through open market transactions including block purchases, through privately negotiated transactions, or otherwise over the next two years in accordance with all applicable securities laws and regulations. The extent to which AMC repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including liquidity, capital needs of the business, market conditions, regulatory requirements and other corporate considerations, as determined by AMC’s management team. Repurchases may be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when our management might otherwise be precluded from doing so under insider trading laws. The repurchase program does not obligate us to repurchase any minimum dollar amount or number of shares and may be suspended for periods or discontinued at any time.

During the three months ended September 30, 2017, we repurchased 1,068,300 shares of Class A common stock at a cost of $16.5 million.

Open Road Films

On August 4, 2017, the Company completed a transaction for the sale of all the issued and outstanding ownership interests in Open Road Releasing, LLC for total proceeds of $28.8 million.  AMC received $14.0 million in net proceeds after transaction expenses for its 50% investment and payment of amounts due from Open Road and recognized a gain on sale of $17.2 million.

Theatre Sale and Leaseback

On September 14, 2017, the Company completed the sale and leaseback of the real estate assets associated with seven theatres for proceeds net of closing costs of $128.4 million. The gain on sale of approximately $78.2 million has been deferred and will be amortized over the remaining lease term.

AMC owns approximately 10% of its theatres in its domestic circuit, and Odeon owns less than 5% of its theatres.

National CineMedia, Inc.

On September 18, 2017, the Company entered into an agreement to sell 12.0 million common shares in NCM for net proceeds of approximately $71.6 million, representing a price per share of $6.09 per share. The sale was completed on September 20, 2017 and the Company recognized a loss on sale of approximately $17.9 million including transaction costs on the sale of these units.

On September 29, 2017, the Company sold an additional 2.8 million common shares of NCM for net proceeds of approximately $17.8 million, representing a price per share of $6.49. The Company recognized a loss on sale of approximately $3.1 million including transaction costs on the sale of these units.

The sale of 14.8 million common shares of NCM satisfies AMC’s 2017 ownership requirement under the consent decree with the U.S. Department of Justice in connection with AMC’s acquisition of Carmike  in December 2016.

Website Information

This CFO Commentary, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for E-mail Alerts.

Forward-Looking Statements

This CFO Commentary includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; AMC’s ability to execute cost-cutting and revenue enhancement initiatives; box office performance through the remainder of 2017; increased use of alternative film delivery methods or other forms of entertainment; additional impairment related to AMC’s NCM investment; shrinking exclusive theatrical release windows; the performance of AMC’s non-consolidated entities; international economic, political and other risks; risks and uncertainties relating to AMC’s significant indebtedness;  limitations on the availability of capital;  risks relating to AMC’s inability to achieve the expected benefits and performance from its recent acquisitions; AMC’s ability to comply with a settlement it entered into with the U.S. Department of Justice pursuant to which it agreed to divest theatres and divest holdings in National CineMedia, LLC; AMC’s ability to refinance its indebtedness on favorable terms; optimizing AMC’s theatre circuit through construction and the transformation of its existing theatres may be subject to delay and unanticipated costs;  failures, unavailability or security breaches of AMC’s information systems; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; AMC’s ability to utilize net operating loss carryforwards to reduce its future tax liability or valuation allowances taken with respect to deferred tax assets; review by antitrust authorities in connection with acquisition opportunities; risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions; risks relating to the incurrence of legal liability; general political, social and economic conditions and risks, trends, uncertainties and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 10, 2017 and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(tables follow)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin:

(dollars in millions) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net earnings (loss)	$(42.7)	$30.4	$(210.8)	$82.7
Plus:
Income tax provision (benefit)	(17.6)	20.1	(136.4)	54.6
Interest expense	71.4	26.7	203.4	80.8
Depreciation and amortization	135.2	63.0	393.9	185.7
Certain operating expenses (2)	3.7	5.8	12.5	13.0
Equity in (earnings) losses of non-consolidated entities (3)(4)	1.8	(12.0)	199.1	(28.1)
Cash distributions from non-consolidated entities	6.5	3.4	33.1	21.7
Attributable EBITDA (5)	0.8	—	1.8	—
Investment expense (income)	(16.6)	0.2	(21.6)	(9.6)
Other expense (income) (6)	(0.6)	0.1	(1.8)	—
General and administrative expense—unallocated:
Merger, acquisition and transaction costs(7)	5.6	5.0	57.2	15.1
Stock-based compensation expense (8)	(0.1)	1.7	3.9	4.5
Adjusted EBITDA(1)	$147.4	$144.4	$534.3	$420.4
Adjusted EBITDA Margin(1)	12.5%	18.5%	14.6%	18.2%
Total revenues	$1,178.7	$779.8	$3,662.4	$2,309.8
Net earnings (loss) margin (9)	-3.6%	3.9%	-5.8%	3.6%

Select pro forma financial data:

 Three Months Ended September 30, 2017 and Three Months Ended September 30, 2016:

(dollars in millions),  (unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2017			September 30, 2016
	Pro Forma			Pro Forma
	US	International	Total	US	International	Total
Revenues
Admissions	$531.7	$221.8	$753.5	$612.7	$225.5	$838.2
Food and beverage	278.3	83.1	361.4	319.7	83.5	403.2
Other theatre	35.7	28.1	63.8	40.1	25.9	66.0
Total revenues	845.7	333.0	1,178.7	972.5	334.9	1,307.4

Operating costs and expenses
Film exhibition costs	269.2	95.6	364.8	323.4	94.7	418.1
Food and beverage costs	41.2	19.5	60.7	43.2	21.5	64.7
Operating expense	272.9	110.3	383.2	272.7	111.3	384.0
Rent	148.2	52.5	200.7	145.1	54.5	199.6
General and administrative:
Merger, acquisition and transaction costs	0.1	—	0.1	—	0.1	0.1
Other	16.9	15.9	32.8	25.9	15.8	41.7
Depreciation and amortization	98.9	36.3	135.2	85.9	39.7	125.6
Impairment of long-lived assets	—	—	—	0.4	0.1	0.5
Operating costs and expenses	847.4	330.1	1,177.5	896.6	337.7	1,234.3
Operating income (loss)	(1.7)	2.9	1.2	75.9	(2.8)	73.1
Other expense (income)	(0.4)	(0.2)	(0.6)	0.1	25.3	25.4
Interest expense	65.3	6.1	71.4	64.8	5.4	70.2
Equity in (earnings) loss of non-consolidated entities	2.6	(0.8)	1.8	(13.9)	(1.7)	(15.6)
Investment income	(17.0)	0.4	(16.6)	0.2	0.4	0.6
Total other expense	50.5	5.5	56.0	51.2	29.4	80.6
Earnings (loss) before income taxes	(52.2)	(2.6)	(54.8)	24.7	(32.2)	(7.5)
Income tax provision (benefit)	(17.5)	1.3	(16.2)	9.8	0.5	10.3
Net earnings (loss)	$(34.7)	$(3.9)	$(38.6)	$14.9	$(32.7)	$(17.8)

Attendance	54,269	25,182	79,451	67,765	27,526	95,291
Average Screens	8,028	2,679	10,707	7,958	2,719	10,677
Average Ticket Price	$9.80	$8.81	$9.48	$9.04	$8.19	$8.80

The select unaudited pro forma data for the three-month periods ended September 30, 2017 and 2016 combine the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Reconciliations of the pro forma information to our historical financial information are provided in the tables below titled “Unaudited Pro Form Condensed Combined Financial Information.” Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

Reconciliation of pro forma Adjusted EBITDA

Three Months Ended September 30, 2017 and Three Months Ended September 30, 2016:

(dollars in millions) (unaudited)

	Three Months Ended	Three Months Ended
	September 30, 2017	September 30, 2016
	Pro Forma	Pro Forma
Net earnings	$(38.6)	$(17.8)
Plus:
Income tax provision (benefit)	(16.2)	10.3
Interest expense	71.4	70.2
Depreciation and amortization	135.2	125.6
Impairment of long-lived assets	—	0.5
Certain operating expenses (2)	3.7	7.7
Equity in (earnings) loss of non-consolidated entities (3)	1.8	(15.6)
Cash distributions from non-consolidated entities (4)	6.5	3.4
Attributable EBITDA (5)	0.8	1.7
Investment income	(16.6)	0.6
Other expense (income) (6)	(0.6)	25.4
General and administrative expense—unallocated:
Merger, acquisition and transaction costs (7)	0.1	0.1
Stock-based compensation expense (8)	(0.1)	2.4
Adjusted EBITDA (1)	$147.4	$214.5
Adjusted EBITDA Margin (1)	12.5%	16.4%
Total Revenues	$1,178.7	$1,307.4
Net Earnings Margin (9)	-3.3%	-1.4%

Adjusted EBITDA (in millions) (1)
U.S. markets	$107.6	$175.1
International markets	39.8	39.4
Total Adjusted EBITDA	$147.4	$214.5

The select unaudited pro forma data for the three-month periods ended September 30, 2017 and 2016 combine the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Reconciliations of the pro forma information to our historical financial information are provided in the tables below titled “Unaudited Pro Form Condensed Combined Financial Information.” Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

Select pro forma financial data

Nine Months Ended September 30, 2017 and Nine Months Ended September 30, 2016:

(dollars in millions), (unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2017			September 30, 2016
	Pro Forma			Pro Forma
	US	International	Total	US	International	Total
Revenues
Admissions	$1,707.2	$677.4	$2,384.6	$1,802.0	$694.8	$2,496.8
Food and beverage	898.7	246.1	1,144.8	946.8	246.7	1,193.5
Other theatre	123.8	86.0	209.8	131.3	87.1	218.4
Total revenues	2,729.7	1,009.5	3,739.2	2,880.1	1,028.6	3,908.7

Operating costs and expenses
Film exhibition costs	899.8	286.8	1,186.6	976.7	290.4	1,267.1
Food and beverage costs	128.8	57.3	186.1	129.1	59.7	188.8
Operating expense	822.7	330.1	1,152.8	783.2	334.7	1,117.9
Rent	443.0	153.8	596.8	438.5	162.7	601.2
General and administrative:
Merger, acquisition and transaction costs	24.4	—	24.4	1.6	0.2	1.8
Other	67.8	50.1	117.9	81.2	49.0	130.2
Depreciation and amortization	293.7	106.5	400.2	254.1	121.3	375.4
Impairment of long-lived assets	—	—	—	2.7	0.3	3.0
Operating costs and expenses	2,680.2	984.6	3,664.8	2,667.1	1,018.3	3,685.4
Operating income	49.5	24.9	74.4	213.0	10.3	223.3
Other expense (income)	(2.1)	(0.2)	(2.3)	—	101.4	101.4
Interest expense	195.8	18.0	213.8	195.8	16.9	212.7
Equity in (earnings) loss of non-consolidated entities	200.1	(2.7)	197.4	(31.5)	(3.4)	(34.9)
Investment income	(22.3)	0.7	(21.6)	(9.6)	0.4	(9.2)
Total other expense	371.5	15.8	387.3	154.7	115.3	270.0
Earnings (loss) before income taxes	(322.0)	9.1	(312.9)	58.3	(105.0)	(46.7)
Income tax provision (benefit)	(128.2)	(0.1)	(128.3)	23.4	(5.8)	17.6
Net earnings (loss)	$(193.8)	$9.2	$(184.6)	$34.9	$(99.2)	$(64.3)

Attendance	177,808	81,899	259,707	197,992	83,067	281,059
Average Screens	8,083	2,557	10,640	8,009	2,721	10,730
Average Ticket Price	$9.60	$8.27	$9.18	$9.10	$8.36	$8.88

The select unaudited pro forma data for the nine-month periods ended September 30, 2017 and 2016 combine the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Reconciliations of the pro forma information to our historical financial information are provided in the tables below titled “Unaudited Pro Form Condensed Combined Financial Information.” Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

Reconciliation of pro forma Adjusted EBITDA

Nine Months Ended September 30, 2017 and Nine Months Ended September 30, 2016:

(dollars in millions) (unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2016
	Pro Forma	Pro Forma
Net earnings	$(184.6)	$(64.3)
Plus:
Income tax provision (benefit)	(128.3)	17.6
Interest expense	213.8	212.7
Depreciation and amortization	400.2	375.4
Impairment of long-lived assets	—	3.0
Certain operating expenses (2)	15.2	15.8
Equity in (earnings) loss of non-consolidated entities (3)	197.4	(34.9)
Cash distributions from non-consolidated entities (4)	33.1	21.7
Attributable EBITDA (5)	3.8	4.3
Investment income	(21.6)	(9.2)
Other expense (income) (6)	(1.8)	101.4
General and administrative expense—unallocated:
Merger, acquisition and transaction costs (7)	24.4	1.7
Stock-based compensation expense (8)	3.9	7.6
Adjusted EBITDA (1)	$555.5	$652.8
Adjusted EBITDA Margin (1)	14.9%	16.7%
Total Revenues	$3,739.2	$3,908.7
Net Earnings Margin (9)	-4.9%	-1.6%

Adjusted EBITDA (in millions) (1)
U.S. markets	$418.0	$514.6
International markets	137.5	138.2
Total Adjusted EBITDA	$555.5	$652.8

The select unaudited pro forma data for the nine-month periods ended September 30, 2017 and 2016 combine the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Reconciliations of the pro forma information to our historical financial information are provided in the tables below titled “Unaudited Pro Form Condensed Combined Financial Information.” Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

1)

We present Adjusted EBITDA and Adjusted EBITDA Margin as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Total Revenues. In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA and Adjusted EBITDA Margin and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA and Adjusted EBITDA Margin are non-U.S. GAAP financial measures and should not be construed as an alternative to net earnings (loss) or net earnings (loss) margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP). Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA and Adjusted EBITDA Margin because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA and Adjusted EBITDA Margin:

•	do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	exclude income tax payments that represent a reduction in cash available to us;

•	do not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	do not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

2)

Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

3)

Equity in (earnings) losses of non-consolidated entities includes an impairment of the Company’s investment in NCM of $204.5 million for the nine months ended September 30, 2017. The impairment charge reflects recording our units and shares at the publicly quoted per share price on June 30, 2017 of $7.42 based on the company’s determination that the decline in the price per share during the quarter was other than temporary. Equity in (earnings) loss of non-consolidated entities includes loss on the sale of a portion of the Company’s investment in NCM of $21.0 million and $22.2 million during the three and nine months ended September 30, 2017,  respectively.

4)

Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

5)

Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets.  See below for a reconciliation of our equity earnings of non-consolidated entities to attributable EBITDA.  Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments.   We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.  As these investments relate only to our Nordic acquisition, this represents the first time we have made this adjustment and does not impact prior historical presentations of Adjusted EBITDA.

Reconciliation of Historical Attributable EBITDA (Unaudited)

	Three Months Ended		Nine Months Ended
(In millions)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Equity in loss of non-consolidated entities	$1.8	$—	$199.1	$—
Less:
Equity in loss of non-consolidated entities excluding international theatre JV's	2.1	—	199.6	—
Equity in earnings of International theatre JV's	0.3	—	0.5	—
Depreciation and amortization	0.5	—	1.3	—
Attributable EBITDA	$0.8	$—	$1.8	$—

Reconciliation of Pro Forma Attributable EBITDA (Unaudited)

,864
	Pro Forma		Pro Forma
	Three Months Ended		Nine Months Ended
(In millions)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Equity in (earnings) loss of non-consolidated entities	$1.8	$(15.6)	$197.4	$(34.9)
Less:
Equity in (earnings) loss of non-consolidated entities excluding international theatre JV's	2.1	(16.6)	199.8	(37.4)
Equity in earnings of International theatre JV's	0.3	1.0	2.4	2.5
Income tax provision	—	0.1	—	0.2
Investment Income	(0.1)	—	(0.1)	(0.2)
Depreciation and amortization	0.6	0.6	1.3	1.8
Attributable EBITDA	$0.8	$1.7	$3.6	$4.3

6)

Other (expense) income for the current year period includes foreign currency transaction gains, fees relating to third party fees paid related to amendment No. 3 to our Senior Secured Credit Agreement, and loss on the redemption of the Bridge Loan Facility.

7)	Merger, acquisition and transition costs are excluded as it is non-operating in nature.

8)	Non-cash or non-recurring expense included in General and Administrative: Other.

9)	Net Earnings (Loss) Margin is defined as Net Earnings (Loss) divided by Total Revenues

10)

The actual pro forma numbers and related reconciliation to historical numbers appear elsewhere in these tables. The International segment information for the three months ended and nine months ended September 30, 2017 has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2016. There were no differences in exchange rates for the three months ended September 30, 2017 and the three months ended September 30, 2016. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

11)

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of AMC Entertainment Holdings, Inc. (“AMC”  or the “Company”) is presented to illustrate the estimated effects of (i) the acquisition of Odeon and UCI Cinemas Holdings Limited (“Odeon”  or the “Odeon Acquisition”), the acquisition of Carmike Cinemas, Inc. (“Carmike or the “Carmike Acquisition”) and the acquisition of Nordic Cinema Group Holdings AB (“Nordic or the “Nordic Acquisition”); (ii) the incurrence of $595,000,000 aggregate principal amount of Senior Subordinated Notes due 2026 (the “Dollar Notes”) and £250,000,000 aggregate principal amount of Senior Subordinated Notes due 2024 (the “Sterling Notes”) and $500,000,000 aggregate principal amount of incremental term loans (the “New Term Loans due 2023”) used to fund the Odeon Acquisition; (iii) the issuance of 4,536,466 shares ($156,735,000) of the Company’s Class A Common Stock in a private placement in connection with the Odeon Acquisition and the issuance of 8,189,808 shares ($273,949,000) of the Company’s Class A Common Stock in connection with the Carmike Acquisition, (iv) the issuance of $475,000,000 aggregate principal amount of 6.125% Senior Subordinated Notes due 2027 and £250,000,000 aggregate principal amount of 6.375% Senior Subordinated Notes due 2024 used to fund the Nordic (clauses (ii), (iii) and (iv) collectively referred to as the “Financings”); (v) the issuance of 20,330,874 shares ($640,423,000 at an offering price of $31.50 per share of the Company’s Class A Common Stock to repay the $350,000,000 aggregate principal amount of Bridge Loans incurred to partially finance the Carmike Acquisition and for general and corporate purposes (the “2017 Equity Offering”) and (vi) the settlement the Company entered into with the United States Department of Justice, pursuant to which the Company agreed to divest theatres in 15 local markets where it has an overlap with Carmike (the “Theatre Divestitures”).

The pro forma financial information is based in part on certain assumptions regarding the foregoing transactions that we believe are factually supportable and expected to have a  continuing impact on our consolidated results. The unaudited pro forma condensed combined statements of operations for the three and nine months ended September 30, 2017 and the three and nine months ended September 30, 2016, combine the historical consolidated statements of operations of the Company, Odeon, Carmike and Nordic, giving effect to the Odeon Acquisition, the Carmike Acquisition, the Nordic Acquisition, the Financings, the Theatre Divestitures and the 2017 Equity Offering as if they had been completed on January 1, 2016. The historical consolidated financial information for Odeon and Nordic have been adjusted to comply with U.S. Generally Accepted Accounting Principles  (“U.S. GAAP”). The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice (“UK GAAP”) and by Nordic under International Financial Reporting Standards (“IFRS”) has been modified in order to align with the presentation used by the Company under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon and Nordic have also been translated to U.S. dollars.

The unaudited pro forma condensed combined financial information has been prepared by the Company, as the acquirer, using the acquisition method of accounting in accordance with U.S. GAAP. The acquisition method of accounting is dependent upon certain valuation and other studies that have yet to commence or progress to  a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Odeon, Carmike and Nordic have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. The preliminary purchase price allocations for Odeon, Carmike and Nordic are subject to revision as a  more detailed analysis is completed.  The final allocation of the purchase price, which will be based upon actual tangible and intangible assets acquired as well as liabilities assumed, will be determined within one year from the completion of the Odeon Acquisition, Carmike Acquisition and Nordic Acquisition respectively, and could differ materially from the unaudited pro forma condensed combined financial information presented here. Any change in the fair value of the net assets of Odeon, Carmike and Nordic will change the amount of the purchase price allocable to goodwill and will also change any resultant depreciation and amortization or other similarly impacted income statement amounts. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company, Odeon, Carmike and Nordic would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Odeon Acquisition, Carmike Acquisition and Nordic Acquisition. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Odeon Acquisition, Carmike Acquisition and Nordic Acquisition and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings. No historical transactions between Odeon, Carmike, Nordic and the Company during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

The unaudited pro forma condensed combined financial information does not give effect to the settlement we entered into with the United States Department of Justice, pursuant to which we agreed to divest most of our holdings and relinquish all of our governance rights in NCM, our joint venture for cinema screen advertising, and (ii) agreed to transfer 24 theatres with a  total of 384 screens to the network of Screenvision LLC, the cinema screen advertising business in which Carmike participates.

The Company previously filed unaudited pro forma condensed combined statements of operations in its 8-K/A on March 13, 2017,  8-K on August 1, 2017 and 8K on August 4, 2017 and  has updated Note 5 from the previously file 8-K/A and 8-K to include the pro forma impacts of the Nordic Acquisition, the Nordic Financing and the Theatre Divestitures for 2017.

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2016

(dollars in thousands)

	AMC	Odeon	Carmike	Nordic
	Historical	Historical	Historical	Historical
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Pro Forma		AMC
	September 30, 2016	September 30, 2016	September 30, 2016	September 30, 2016	Adjustments		Pro Forma
Note (5)
Revenues	$779,771	$251,461	$209,730	$84,002	(292)	(d)	$1,307,366
					(2,058)	(d)
					(6,054)	(e)
					(9,194)	(e)
Cost of operations	504,572	173,002	146,542	53,153	(3,767)	(e)	866,765
					(6,737)	(e)
Rent	121,904	42,241	26,627	9,917	2,473	(d)	199,628
					959	(d)
					(1,220)	(d)
					142	(d)
					(680)	(d)
					(1,145)	(e)
					(1,590)	(e)
General and administrative:
Merger, acquisition and transaction costs	4,961	205	6,845	—	(4,961)	(b)	71
					(134)	(b)
					(6,845)	(b)
Other	19,785	10,917	6,134	4,880	—		41,716
Depreciation and amortization	63,025	24,638	15,126	5,269	7,672	(d)	125,541
					8,682	(d)
					2,089	(d)
					(587)	(e)
					(373)	(e)
Impairment of long-lived assets	—	144	409	(4)	—		549
Operating costs and expenses	714,247	251,147	201,683	73,215	(6,022)		1,234,270
Operating income	65,524	314	8,047	10,787	(11,576)		73,096
Other expense (income)	79	24,526	—	—	740	(d)	25,345
Interest expense	26,778	41,388	12,363	7,910	(34,549)	(a)	70,137
					18,673	(a)
					1,733	(a)
					(8,683)	(a)
					7,689	(a)
					(1,491)	(d)
					(12,363)	(d)
					2,941	(d)
					3,112	(d)
					(7,888)	(d)
					7,627	(d)

					5,060	(d)
					(163)	(e)
Equity in (earnings) loss of non-consolidated entities	(12,030)	(170)	(1,843)	(1,503)	—		(15,546)
Investment (income) expense	176	—	—	4,975	(4,538)	(d)	613
Total other expense	15,003	65,744	10,520	11,382	(22,100)		80,549
Earnings (loss) before income taxes	50,521	(65,430)	(2,473)	(595)	10,524		(7,453)
Income tax provision (benefit)	20,085	3,114	(1,054)	175	(9,197)	(c)	10,289
					(2,834)	(d)
Net earnings (loss)	$30,436	$(68,544)	$(1,419)	$(770)	$22,555		$(17,742)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2016

(dollars in thousands)

	AMC	Odeon	Carmike	Nordic
	Historical	Historical	Historical	Historical
	Nine Months Ended	Nine Months Ended	Nine Months Ended	Nine Months Ended	Pro Forma		AMC
	September 30, 2016	September 30, 2016	September 30, 2016	September 30, 2016	Adjustments		Pro Forma
Note (5)
Revenues	$2,309,750	$773,677	$620,592	$255,910	(876)	(d)	$3,908,698
					(5,730)	(d)
					(17,458)	(e)
					(27,167)	(e)
Cost of operations	1,500,270	513,963	423,745	166,558	(11,113)	(e)	2,573,722
					(19,701)	(e)
Rent	369,307	125,469	79,381	29,552	8,007	(d)	601,261
					2,877	(d)
					(3,660)	(d)
					434	(d)
					(2,133)	(d)
					(3,306)	(e)
					(4,667)	(e)
General and administrative:
Merger, acquisition and transaction costs	15,113	9,800	14,453	—	(13,571)	(b)	1,716
					(9,626)	(b)
					(14,453)	(b)
Other	58,935	35,174	22,269	14,443	(568)		130,253
Depreciation and amortization	185,746	70,643	45,594	15,759	28,267	(d)	375,475
					25,830	(d)
					6,636	(d)
					(1,884)	(e)
					(1,116)	(e)
Impairment of long-lived assets	—	302	2,669	(4)	—		2,967
Operating costs and expenses	2,129,371	755,351	588,111	226,308	(13,747)		3,685,394
Operating income	180,379	18,326	32,481	29,602	(37,484)		223,304
Other expense (income)	(5)	99,025	—	—	2,355	(d)	101,375
Interest expense	80,875	131,557	37,131	26,630	(106,874)	(a)	212,619
					56,019	(a)
					5,199	(a)
					(26,049)	(a)
					23,067	(a)
					(8,016)	(d)
					(37,131)	(d)
					8,823	(d)
					9,336	(d)
					(26,441)	(d)
					22,881	(d)

					16,106	(d)
					(494)	(e)
Equity in (earnings) loss of non-consolidated entities	(28,143)	175	(3,358)	(3,564)	—		(34,890)
Investment (income) expense	(9,602)	—	—	10,590	(10,165)	(d)	(9,177)
Total other expense	43,125	230,757	33,773	33,656	(71,384)		269,927
Earnings (loss) before income taxes	137,254	(212,431)	(1,292)	(4,054)	33,900		(46,623)
Income tax provision (benefit)	54,560	2,451	(500)	(26)	(30,612)	(c)	17,666
					(8,207)	(d)
Net earnings (loss)	$82,694	$(214,882)	$(792)	$(4,028)	$72,719		$(64,289)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2017

(dollars in thousands)

	AMC	Nordic
	Historical	Historical
	Three Months Ended	Three Months Ended	Pro Forma		AMC
	September 30, 2017	September 30, 2017	Adjustments		Pro Forma
			Note (5)
Revenues	$1,178,692	$—	$—	(f)	$1,178,692
			—	(d)
			—	(e)
			—	(e)

Cost of operations	808,731	—	—	(f)	808,731
			—	(e)
			—	(e)
Rent	200,710	—	—	(f)	200,710
			—	(d)
			—	(d)
			—	(e)
			—	(e)
General and administrative:
Merger, acquisition and transaction costs	5,536	—	(46)	(b)	84
			(3,620)	(b)
			(1,786)	(b)
Other	32,764	—	—	(f)	32,764
Depreciation and amortization	135,236	—	—	(f)	135,236
			—	(d)
			—	(e)
			—	(e)
Impairment of long-lived assets	—	—	—		—
Operating costs and expenses	1,182,977	—	(5,452)		1,177,525
Operating income	(4,285)	—	(5,452)		1,167
Other expense (income)	(586)	—	—		(586)
Interest expense	71,324	—	—	(f)	71,324

			—	(d)
			—	(d)
			—	(d)
			—	(e)
Equity in (earnings) loss of non-consolidated entities	1,822	—	—		1,822
Investment income	(16,623)	—	—	(d)	(16,623)
Total other expense	55,937	—	—		55,937
Earnings (loss) before income taxes	(60,222)	—	5,452		(54,770)
Income tax provision (benefit)	(17,562)	—	1,412	(c)	(16,150)
Net earnings (loss)	$(42,660)	$—	$4,040		$(38,620)

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2017

(dollars in thousands)

	AMC	Nordic
	Historical	Historical
	Nine Months Ended	Nine Months Ended	Pro Forma		AMC
	September 30, 2017	September 30, 2017	Adjustments		Pro Forma
			Note (5)
Revenues	$3,662,385	$94,850	$(2,544)	(f)	$3,739,181
			32	(d)
			(6,782)	(e)
			(8,760)	(e)

Cost of operations	2,475,608	59,418	(2,030)	(f)	2,525,544
			(965)	(e)
			(6,487)	(e)
Rent	590,908	9,562	(446)	(f)	596,828
			39	(d)
			(652)	(d)
			(1,080)	(e)
			(1,503)	(e)
General and administrative:
Merger, acquisition and transaction costs	57,239	3,162	(4,279)	(b)	24,427
			(29,909)	(b)
			(1,786)	(b)
Other	113,367	4,553	(52)	(f)	117,868
Depreciation and amortization	393,866	4,919	(172)	(f)	400,145
			2,107	(d)
			(226)	(e)
			(349)	(e)
Impairment of long-lived assets	—	—	—		—
Operating costs and expenses	3,630,988	81,614	(47,790)		3,664,812
Operating income	31,397	13,236	29,736		74,369
Other expense (income)	(2,258)	—	—		(2,258)
Interest expense	203,350	15,033	(69)	(f)	213,853

			(14,886)	(d)
			6,441	(d)
			4,032	(d)
			(48)	(e)
Equity in (earnings) loss of non-consolidated entities	199,119	(1,813)	—		197,306
Investment income	(21,631)	(45)	116	(d)	(21,560)
Total other expense	(378,580)	13,175	(4,414)		387,341
Earnings (loss) before income taxes	(347,183)	61	34,150		(312,972)
Income tax provision (benefit)	(136,389)	1,180	9,760	(c)	(128,325)
			(2,928)	(d)
			52	(f)
Net earnings (loss)	$(210,794)	$(1,119)	$27,266		$(184,647)

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS BY SEGMENT

THREE MONTHS ENDED SEPTMEBER 30, 2016

(dollars in thousands)

	AMC	Carmike						Odeon	Nordic
	Historical	Historical	Historical	U.S. Markets				Historical	Historical	Historical	International Markets
	Three Months Ended	Three Months Ended	Legacy AMC	Pro Forma			Pro Forma	Three Months Ended	Three Months Ended	Legacy AMC	Pro Forma		Pro Forma
	September 30, 2016	September 30, 2016	International Theatre	Adjustments			U.S. Markets	September 30, 2016	September 30, 2016	International Theatre	Adjustments		International Markets
				Note (5)							Note (5)
Revenues	$779,771	$209,730	$(1,513)	$(292)	(d)		$972,448	$251,461	$84,002	$1,513	$(2,058)	(d)	$334,918
				(6,054)	(e)
				(9,194)	(e)
Cost of operations	504,572	146,542	(1,314)	(3,767)	(e)		639,296	173,002	53,153	1,314	—		227,469
				(6,737)	(e)
Rent	121,904	26,627	(428)	959	(d)		145,107	42,241	9,917	428	2,473	(d)	54,521
				(1,220)	(d)						142	(d)
				(1,145)	(e)						(680)	(d)
				(1,590)	(e)
General and administrative:
Merger, acquisition and transaction costs	4,961	6,845	—	(4,961)	(b)	__	—	205	—	—	(134)	(b)	71
				(6,845)	(b)
Other	19,785	6,134	—				25,919	10,917	4,880	—	—		15,797
Depreciation and amortization	63,025	15,126	(4)	8,682	(d)		85,869	24,638	5,269	4	7,672	(d)	39,672
				(587)	(e)						2,089	(d)
				(373)	(e)
Impairment of long-lived assets	—	409	—	—			409	144	(4)	—	—		140
Operating costs and expenses	714,247	201,683	(1,746)	(17,584)			896,600	251,147	73,215	1,746	11,562		337,670
Operating income (loss)	65,524	8,047	233	2,044			75,848	314	10,787	(233)	(13,620)		(2,752)
Other expense (income)	79	—	—	—			79	24,526	—	—	740	(d)	25,266
Interest expense	26,778	12,363	—	18,673	(a)		64,767	41,388	7,910	—	(34,549)	(a)	5,370
				1,733	(a)						(1,491)	(d)
				(8,683)	(a)						(7,888)	(d)
				7,689	(a)
				(12,363)	(d)
				2,941	(d)
				3,112	(d)
				7,627	(d)
				5,060	(d)
				(163)	(e)
Equity in (earnings) loss of non-consolidated entities	(12,030)	(1,843)	—	—			(13,873)	(170)	(1,503)	—	—		(1,673)
Investment (income) expense	176	—	—	—			176	—	4,975	—	(4,538)	(d)	437
Total other expense	15,003	10,520	—	25,626			51,149	65,744	11,382	—	(47,726)		29,400
Earnings (loss) before income taxes	50,521	(2,473)	233	(23,582)			24,699	(65,430)	(595)	(233)	34,106		(32,152)
Income tax provision (benefit)	20,085	(1,054)	—	(9,197)	(c)		9,834	3,114	175	—	(2,834)	(d)	455

Net earnings (loss)	$30,436	$(1,419)	$233	$(14,385)			$14,865	$(68,544)	$(770)	$(233)	$36,940		$(32,607)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS BY SEGMENT

NINE MONTHS ENDED SEPTEMBER 30, 2016

(dollars in thousands)

	AMC	Carmike					Odeon	Nordic
	Historical	Historical	Historical	U.S. Markets			Historical	Historical	Historical	International Markets
	Nine Months Ended	Nine Months Ended	Legacy AMC	Pro Forma		Pro Forma	Nine Months Ended	Nine Months Ended	Legacy AMC	Pro Forma		Pro Forma
	September 30, 2016	September 30, 2016	International Theatre	Adjustments		U.S. Markets	September 30, 2016	September 30, 2016	International Theatre	Adjustments		International Markets
				Note (5)						Note (5)
Revenues	$2,309,750	$620,592	$(4,771)	$(876)	(d)	$2,880,070	$773,677	$255,910	$4,771	$(5,730)	(d)	$1,028,628
				(17,458)	(e)
				(27,167)	(e)
Cost of operations	1,500,270	423,745	(4,203)	(11,113)	(e)	1,888,998	513,963	166,558	4,203	—		684,724
				(19,701)	(e)
Rent	369,307	79,381	(1,389)	2,877	(d)	438,543	125,469	29,552	1,389	8,007	(d)	162,718
				(3,660)	(d)					434	(d)
				(3,306)	(e)					(2,133)	(d)
				(4,667)	(e)
General and administrative:
Merger, acquisition and transaction costs	15,113	14,453	—	(13,571)	(b)	1,542	9,800	—	—	(9,626)	(b)	174
				(14,453)	(b)
Other	58,935	22,269	—			81,204	35,174	14,443	—	(568)		49,049
Depreciation and amortization	185,746	45,594	(26)	25,830	(d)	254,144	70,643	15,759	26	28,267	(d)	121,331
				(1,884)	(e)					6,636	(d)
				(1,116)	(e)
Impairment of long-lived assets	—	2,669	—	—		2,669	302	(4)	—	—		298
Operating costs and expenses	2,129,371	588,111	(5,618)	(44,764)		2,667,100	755,351	226,308	5,618	31,017		1,018,294
Operating income (loss)	180,379	32,481	847	(737)		212,970	18,326	29,602	(847)	(36,747)		10,334
Other expense (income)	(5)	—	—	—		(5)	99,025	—	—	2,355	(d)	101,380
Interest expense	80,875	37,131	—	56,019	(a)	195,763	131,557	26,630	—	(106,874)	(a)	16,856
				5,199	(a)					(8,016)	(d)
				(26,049)	(a)					(26,441)	(d)
				23,067	(a)
				(37,131)	(d)
				8,823	(d)
				9,336	(d)
				22,881	(d)
				16,106	(d)
				(494)	(e)
Equity in (earnings) loss of non-consolidated entities	(28,143)	(3,358)	—	—		(31,501)	175	(3,564)	—	—		(3,389)
Investment (income) expense	(9,602)	—	—	—		(9,602)	—	10,590	—	(10,165)	(d)	425
Total other expense	43,125	33,773	—	77,757		154,655	230,757	33,656	—	(149,141)		115,272
Earnings (loss) before income taxes	137,254	(1,292)	847	(78,494)		58,315	(212,431)	(4,054)	(847)	112,394		(104,938)
Income tax provision (benefit)	54,560	(500)	—	(30,612)	(c)	23,448	2,451	(26)	—	(8,207)	(d)	(5,782)

Net earnings (loss)	$82,694	$(792)	$847	$(47,882)		$34,867	$(214,882)	$(4,028)	$(847)	$120,601		$(99,156)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS BY SEGMENT

THREE MONTHS ENDED SEPTEMBER 30, 2017

(dollars in thousands)

	AMC	Historical				Historical
	Historical	Nordic, Odeon &	U.S. Markets			Nordic, Odeon &	International Markets
	Three Months Ended	Legacy AMC	Pro Forma		Pro Forma	Legacy AMC	Pro Forma		Pro Forma
	September 30, 2017	International Theatre	Adjustments		U.S. Markets	International Theatre	Adjustments		International Markets
			Note (5)				Note (5)
Revenues	$1,178,692	$(332,961)	$—	(e)	$845,731	$332,961	$—	(f)	$332,961
			—	(e)			—	(d)
Cost of operations	808,731	(225,393)	—	(e)	583,338	225,393	—	(f)	225,393
			—	(e)

Rent	200,710	(52,545)	—	(e)	148,165	52,545	—	(f)	52,545
			—	(e)			—	(d)
							—	(d)
General and administrative:
Merger, acquisition and transaction costs	5,536	(1,832)	(3,620)	(b)	84	1,832	(46)	(b)	—
							(1,786)	(b)
			—
Other	32,764	(15,827)	—	(e)	16,937	15,827	—	(f)	15,827
Depreciation and amortization	135,236	(36,336)	—	(e)	98,900	36,336	—	(f)	36,336
			—				—	(d)
Impairment of long-lived assets	—	—	—		—				—
Operating costs and expenses	1,182,977	(331,933)	(3,620)		847,424	331,933	(1,832)		330,101
Operating income	(4,285)	(1,028)	3,620		(1,693)	1,028	1,832		2,860
Other expense (income)	(586)	223	—		(363)	(223)			(223)
Interest expense	71,324	(6,540)	—	(d)	64,784	6,540	—	(f)	6,540
			—	(d)			—	(d)
			—	(e)

Equity in (earnings) loss of non-consolidated entities	1,822	836	—		2,658	(836)			(836)
Investment income	(16,623)	74	—		(16,549)	(74)	—	(d)	(74)
Total other expense	55,937	(5,407)	—		50,530	5,407	—		5,407
Earnings (loss) before income taxes	(60,222)	4,379	3,620		(52,223)	(4,379)	1,832		(2,547)
Income tax provision (benefit)	17,562	(1,312)	1,412	(c)	(17,462)	1,312	—	(f)	1,312

Net earnings (loss)	$(42,660)	$5,691	$2,208		$(34,761)	$(5,691)	$1,832		$(3,859)

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS BY SEGMENT

NINE MONTHS ENDED SEPTEMBER 30, 2017

(dollars in thousands)

	AMC	Historical				Historical	Nordic
	Historical	Nordic, Odeon &	U.S. Markets			Nordic, Odeon &	Historical	International Markets
	Nine Months Ended	Legacy AMC	Pro Forma		Pro Forma	Legacy AMC	Six Months Ended	Pro Forma		Pro Forma
	September 30, 2017	International Theatre	Adjustments		U.S. Markets	International Theatre	September 30, 2017	Adjustments		International Markets
			Note (5)					Note (5)
Revenues	$3,662,385	$(917,141)	$(6,782)	(e)	$2,729,702	$917,141	$94,850	$(2,544)	(f)	$1,009,479
			(8,760)	(e)				32	(d)
Cost of operations	2,475,608	(616,847)	(965)	(e)	1,851,309	616,847	59,418	(2,030)	(f)	674,235
			(6,487)	(e)

Rent	590,908	(145,285)	(1,080)	(e)	443,040	145,285	9,562	(446)	(f)	153,788
			(1,503)	(e)				39	(d)
								(652)	(d)
General and administrative:
Merger, acquisition and transaction costs	57,239	(2,903)	(29,909)	(b)	24,427	2,903	3,162	(4,279)	(b)	—
								(1,786)	(b)

Other	113,367	(45,599)	—		67,768	45,599	4,553	(52)	(f)	50,100
Depreciation and amortization	393,866	(99,599)	(226)	(e)	293,692	99,599	4,919	(172)	(f)	106,453
			(349)	(e)			—	2,107	(d)
Impairment of long-lived assets	—	—	—		—	—	—			—
Operating costs and expenses	3,630,988	(910,233)	(40,519)		2,680,236	910,233	81,614	(7,271)		984,576
Operating income	31,397	(6,908)	24,977		49,466	6,908	13,236	4,759		24,903
Other expense (income)	(2,258)	191	—		(2,067)	(191)	—			(191)
Interest expense	203,350	(18,443)	6,441	(d)	195,332	18,443	15,033	(69)	(f)	18,521
			4,032	(d)				(14,886)	(d)
			(48)	(e)
Equity in (earnings) loss of non-consolidated entities	199,119	944	—		200,063	(944)	(1,813)			(2,757)
Investment income	(21,631)	(171)	—		(21,802)	171	(45)	116	(d)	242
Total other expense	378,580	(17,479)	10,425		371,526	17,479	13,175	(14,839)		15,815
Earnings (loss) before income taxes	(347,183)	10,571	14,552		(322,060)	(10,571)	61	19,598		9,088
Income tax provision (benefit)	(136,389)	(1,606)	9,760	(c)	(128,235)	1,606	1,180	52	(f)	(90)

							(2,928)	(d)
Net earnings (loss)	$(210,794)	$12,177	$4,792	$(193,825)	$(12,177)	$(1,119)	$22,474		$9,178

5. Pro Forma Adjustments (dollars in thousands)

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the Odeon Acquisition, the Carmike Acquisition, the Nordic Acquisition, the Financings, the Theatre Divestitures and the 2017 Equity Offering were completed on January 1, 2016 for statement of operations purposes.

(a)Adjustments to interest expense and other expense have been made to reflect the elimination of the Odeon Shareholder Loans due 2019 and refinancing of the Odeon 9% Senior Secured Note GBP due 2018 and the Floating Rate Senior Secured Note due 2018 as follows:

	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2016	2017	2017
Eliminate historical interest expense for amounts extinguished for Odeon Indebtedness	$(34,549)	$(106,874)	$—	$—
Cash interest on new indebtedness incurred	18,673	56,019	—	—
Amortization of deferred charges on new indebtedness incurred	1,733	5,199	—	—
Eliminate historical interest on Term Loans due 2022	(8,683)	(26,049)	—	—
Interest on Term Loans due 2022 based on amended pricing	7,689	23,067	—	—

b)Adjustment to remove the non-recurring direct incremental costs of the Odeon Acquisition, the Carmike Acquisition and the Nordic Acquisition which are reflected in the historical financial statements of the Company, Odeon, Carmike and Nordic.

	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2016	2017	2017
Remove the Company’s costs	$(4,961)	$(13,571)	$(3,620)	$(29,909)
Remove Odeon’s costs	(134)	(9,626)	(1,786)	(1,786)
Remove Carmike’s costs	(6,845)	(14,453)	—	—
Remove Nordic’s costs	—	—	(46)	(4,279)

(c)Adjustment to record tax benefit in U.S. tax jurisdictions for Carmike and the Company at the Company’s effective income tax rate of 39%. Income and expenses recorded historically by Odeon were not significantly tax effected in foreign jurisdictions as a result of available unrecorded deferred tax assets including net operating loss carryforwards. As a result pro forma adjustments do not result in significant amounts of additional income tax expense or benefit in these foreign jurisdictions.

	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2016	2017	2017
Record tax effect in U.S. tax jurisdiction	$(9,197)	$(30,612)	$1,412	$9,760

(d)Adjustment to Odeon expenses as a result of adjustments to fair value.

	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2016	2017	2017
Rent (1)	$2,473	$8,007	$—	$—
Depreciation and amortization	7,672	28,267	—	—
Eliminate non-recurring direct incremental costs of the Odeon acquisition for share-based compensation expense related to the Junior LTIP	—	(568)	—	—
Eliminate deferred gain amortization	740	2,355	—	—
Interest Expense for capital and financing lease obligations primarily due to a lower incremental borrowing rate upon re-measurement	(1,491)	(8,016)	—	—
(1) Detail of Odeon rent adjustments above:
Unfavorable lease amortization	(975)	(2,722)	—	—
Incremental financing lease obligation ground rent	777	2,063	—	—
Eliminate deferred rent credit from landlord incentives	2,338	7,667	—	—
Straight line rent expense	333	999	—	—
Total	$2,473	$8,007	$—	$—

Adjustment to Carmike revenues and expenses  as a result of adjustments to fair value.

	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2016	2017	2017
Revenues from Screenvision deferred revenues	$(292)	$(876)	$—	$—
Straight line rent expense	959	2,877	—	—
Unfavorable lease amortization	(1,220)	(3,660)	—	—
Depreciation and amortization	8,682	25,830	—	—
Remove Carmike historical interest expense	(12,363)	(37,131)	—	—
Interest expense on capital and financing lease obligations reflecting a lower incremental borrowing rate upon re-measurement	2,941	8,823	—	—
Interest expense on 6.0% Senior Secured Notes due 2023	3,112	9,336	—	—

Adjustment to Nordic revenues and expenses as a result of fair value.

	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2016	2017	2017
Revenues related to breakage income (adjustments are components of Other Revenues)	$(2,058)	$(5,730)	$—	$32
Straight line rent expense	142	434	—	39
Unfavorable lease amortization	(680)	(2,133)	—	(652)
Depreciation and amortization	2,089	6,636	—	2,107
Remove Nordic historical interest expense	(7,888)	(26,441)	—	(14,886)
Remove Nordic historical investment income	(4,538)	(10,165)	—	116
Interest expense on $475 million 6.125% Senior Subordinated Notes due 2027	7,627	22,881	—	6,441
Interest expense on £250 million 6.375% Senior Subordinated Notes due 2024	5,060	16,106	—	4,032
Income tax adjustment related to Nordic adjustments	(2,834)	(8,207)	—	(2,928)

(e)Adjustment Relating to Department of Justice Proposed Divestitures

Adjustments to remove Carmike and AMC historical revenues and expenses for theatres in markets that must be divested in connection with the Department of Justice proposed final judgement whereby we expect to sell certain of our theatres and certain Carmike theatres are reflected in the pro forma financial statements as those planned disposals are identifiable and factually supportable at this time. We believe that the reasonably possible effects on the financial statements for the divestitures are as follows ($ in thousands):

	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	Seprember 30,	Seprember 30,	Seprember 30,	Seprember 30,
AMC Theatres	2016	2016	2017	2017
Revenues	$(6,054)	$(17,458)	$—	$(6,782)
Cost of operations	(3,767)	(11,113)	—	(965)
Rent	(1,145)	(3,306)	—	(1,080)
Depreciation and amortization	(587)	(1,884)	—	(226)

Admissions	$3,598	$10,307	$—	$4,007
Food & beverage	2,306	6,674	—	2,526
Other	150	477	—	249
Total revenues (1)	$6,054	$17,458	$—	$6,782

Film exhibition costs	$1,877	$5,528	$—	$2,168
Food & beverage costs	274	781	—	309
Operating expense	1,616	4,804	—	(1,512)
Cost of operations (2)	$3,767	$11,113	$—	$965

Carmike Theatres
Revenues	$(9,194)	$(27,167)	$—	$(8,760)
Cost of operations	(6,737)	(19,701)	—	(6,487)
Rent	(1,590)	(4,667)	—	(1,503)
Depreciation and amortization	(373)	(1,116)	—	(349)
Interest expense	(163)	(494)	—	(48)

Admissions	$5,450	$16,064	$—	$5,155
Food & beverage	3,529	10,476	—	3,469
Other	215	627	—	136
Total revenues (3)	$9,194	$27,167	$—	$8,760

Film exhibition costs	$3,026	$9,013	$—	$2,797
Food & beverage costs	543	1,610	—	592
Operating expense	3,168	9,078	—	3,098
Cost of operations (4)	$6,737	$19,701	$—	$6,487

(f)Adjustment to remove revenues and expenses included in the AMC historical period from the date of the Nordic Acquisition on March 28, 2017 through March 31, 2017.

Reconciliation of Pro Forma Adjusted EBITDA:

(dollars in thousands) (unaudited)

	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016	September 30, 2017	September 30, 2017

Net earnings (loss)	$(17,742)	$(64,289)	$(38,620)	$(184,647)
Plus:
Income tax provision (benefit)	10,289	17,666	(16,150)	(128,325)
Interest Expense	70,137	212,619	71,324	213,853
Depreciation and amortization	125,541	375,475	135,236	400,145
Impairment of long-lived assets	549	2,967	—	—
Certain operating expenses (2)	7,737	15,741	3,691	15,366
Equity in (earnings) losses of non-consolidated affiliates (3)	(15,546)	(34,890)	1,822	197,306
Attributable EBITDA (4)	1,731	4,302	792	3,772
Cash distributions from non-consolidated entities (5)	3,401	21,672	6,544	33,116
Investment income	613	(9,177)	(16,623)	(21,560)
Other expense (income) (6)	25,345	101,375	(586)	(1,810)
General and administrative expense-unallocated:
Merger, acquisition and transaction costs (7)	71	1,716	84	24,427
Stock-based compensation expense (8)	2,409	7,614	(109)	3,904

Total Adjusted EBITDA (1)	$214,535	$652,791	$147,405	$555,547

US Markets	$175,119	$514,613	$107,649	$417,982
International Markets	39,416	138,178	39,756	137,565

Total Adjusted EBITDA (1)	$214,535	$652,791	$147,405	$555,547

The historical consolidated financial information for Odeon, Carmike and Nordic have been adjusted to comply with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), including the effects of purchase accounting. The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice (“UK GAAP”) has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under International Financial Reporting Standards (“IFRS”) has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon and Nordic have also been translated to U.S. Dollars. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Please refer to the August 1, 2017, Form 8-K for additional information on pro forma financial statement adjustments.

1)

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Total Revenues. In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA and Adjusted EBITDA Margin and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA and Adjusted EBITDA Margin are non-U.S. GAAP financial measures and should not be construed as an alternative to net earnings (loss) or net earnings (loss) margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP). Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA and Adjusted EBITDA Margin because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA and Adjusted EBITDA Margin:

•	do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	exclude income tax payments that represent a reduction in cash available to us;

•	do not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	do not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

2)

Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

3)

Equity in (earnings) losses of non-consolidated entities includes an impairment of the Company’s investment in NCM of $204.5 million for the nine months ended September 30, 2017. The impairment charge reflects recording our units and shares at the publicly quoted per share price on June 30, 2017 of $7.42 based on the company’s determination that the decline in the price per share during the quarter was other than temporary. Equity in (earnings) loss of non-consolidated entities includes loss on the sale of a portion of the Company’s investment in NCM of $21.0 million and $22.2 million during the three and nine months ended September 30, 2017, respectively.

4)

Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets.  See below for a reconciliation of our equity earnings of non-consolidated entities to attributable EBITDA.  Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments.   We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.  As these investments relate only to our Nordic acquisition, this represents the first time we have made this adjustment and does not impact prior historical presentations of Adjusted EBITDA.

5)

Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received.  We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

Reconciliation of Pro Forma Attributable EBITDA (Unaudited)

	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
(In thousands)	September 30, 2016	September 30, 2016	September 30, 2017	September 30, 2017
Equity in (earnings) loss	$(15,546)	$(34,890)	$1,822	$197,306
Less:
Equity in (earnings) loss non-theatre JV's	(14,451)	(32,391)	2,046	199,754
Equity in earnings (loss) International theatre JV's	1,095	2,499	224	2,448

Income tax provision	87	154	9	23
Investment income	(47)	(212)	(103)	(110)
interest expense	11	33	46	54
Depreciation & Amortization	585	1,828	616	1,357
Attributable EBITDA	$1,731	$4,302	$792	$3,772

6)

Other (expense) income for the current year period includes foreign currency transaction gains, fees relating to third party fees paid related to amendment No. 3 to our Senior Secured Credit Agreement, and loss on the redemption of the Bridge Loan Facility.

7)	Merger, acquisition and transition costs are excluded as it is non-operating in nature.

8)	Non-cash or non-recurring expense included in General and Administrative: Other.

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